UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant's telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

         On May 31, 2006, Textron Inc. ("Textron") and TFS Acquisition Corporation ("Purchaser") entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which Textron and certain subsidiaries of Textron will sell to Purchaser substantially all of Textron's fastening systems business (the business being sold is referred to herein as the "FS Business" and the transaction pursuant to which the FS Business will be sold is referred to herein as the "Transaction"). Purchaser is an investment vehicle formed for purposes of the Acquisition by Platinum Equity.

        The Purchase Agreement provides that Textron will, or will cause its applicable subsidiaries, (i) to sell to Purchaser the shares of capital stock and LLC interests in the subsidiaries of Textron that conduct the FS Business and (ii) to transfer certain intellectual property used by the FS Business. The purchase price for the FS Business will consist of the following: (i) a cash amount of $630 million, subject to adjustment based upon changes in the net asset value, net debt and cash of the FS Business and (ii) assumption of certain liabilities of Textron related to the FS Business. Textron will retain certain pre-closing liabilities of the FS Business.

        The Transaction is subject to satisfaction or waiver of certain closing conditions, including, among other things, (i) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) receipt of other regulatory approvals, including a clearance statement from the U.K. Pensions Regulator in respect of a U.K. pension plan, and (iii) no material adverse change having occurred to the business, properties, financial condition or results of operations of the FS Business. The Purchase Agreement may be terminated upon the occurrence of certain events, including the failure to complete the Transaction by December 31, 2006.

The Purchase Agreement contains customary representations, covenants and indemnification obligations. Following the closing of the Transaction, Textron will provide, or cause to be provided, certain transition services to the Purchaser for a period of time.

Forward-looking Information: Certain statements in this report are forward-looking statements, including those that discuss the potential Transaction; strategies, goals, outlook or other non-historical matters; or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including (a) transaction conditions not being satisfied, (b)  not receiving regulatory and related approvals and (c) purchasing parties not being able to complete the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ John R. Curran
By: John R. Curran

Vice President Mergers & Acquisitions

Date: June 1, 2006